Exhibit 99

NextEra Energy, Inc. Media Line: 561-694-4442 April 24, 2018 FOR IMMEDIATE RELEASE
NextEra Energy reports first-quarter 2018 financial results

•	NextEra Energy delivers strong first-quarter financial and operational results

•	Florida Power & Light Company's continued investments in the business to further advance its customer value proposition result in approximately 12.9 percent growth in regulatory capital employed

•	NextEra Energy Resources executes one of its most successful quarters for new wind and solar origination, adding more than 1,000 megawatts to its backlog

JUNO BEACH, Fla. - NextEra Energy, Inc. (NYSE: NEE) today reported first-quarter 2018 net income attributable to NextEra Energy on a GAAP basis of $4.428 billion, or $9.32 per share, compared to $1.583 billion, or $3.37 per share, in the first quarter of 2017. On an adjusted basis, NextEra Energy's first-quarter 2018 earnings were $919 million, or $1.94 per share, compared to $820 million, or $1.75 per share, in the first quarter of 2017. This quarter's GAAP results reflect significant gains from the deconsolidation of NextEra Energy Partners, LP from NextEra Energy's financial statements and the impacts of tax reform.

Adjusted earnings for these periods exclude the effects of non-qualifying hedges, NextEra Energy Partners, LP net investment gains, the transitional impacts of tax reform, gains on disposal of a business/assets in 2017, change in unrealized gains and losses on equity securities held in NextEra Energy Resources' nuclear decommissioning funds and other than temporary impairments (OTTI), operating results from the Spain solar projects and merger-related expenses.

NextEra Energy's management uses adjusted earnings, which is a non-GAAP financial measure, internally for financial planning, analysis of performance, reporting of results to the board of directors and as an input in determining performance-based compensation under the company's employee incentive compensation plans. NextEra Energy also uses earnings expressed in this fashion when communicating its financial results and earnings outlook to analysts and investors. NextEra Energy's management believes that adjusted earnings provide a more meaningful representation of NextEra Energy's fundamental earnings power. A reconciliation of historical adjusted earnings to net income attributable to NextEra Energy, which is the most directly comparable GAAP measure, is included in the attachments to this news release.

"NextEra Energy delivered strong first-quarter results and is off to a solid start toward achieving our overall objectives for the year," said Jim Robo, chairman and chief executive officer of NextEra Energy. "We grew adjusted earnings per share by almost 11 percent against the prior-year comparable quarter, reflecting successful performance at both Florida Power & Light

Company and NextEra Energy Resources. At FPL, we continued to execute on our major capital initiatives, commissioning an additional approximately 600 megawatts of cost-effective solar projects and deploying two state-of-the-art battery storage systems, including the largest combined solar-plus-storage project in operation in the U.S., while remaining focused on keeping electric bills low, maintaining high reliability and delivering superior customer service. NextEra Energy Resources continues to capitalize on what we believe is the best renewables development environment in our history. The team had one of its most successful quarters for new wind and solar origination, adding more than 1,000 megawatts of projects to the backlog. Overall, the year is off to a strong start, and I remain as enthusiastic as ever about NextEra Energy's future prospects. I continue to believe that we have one of the best growth opportunity sets in our industry, and I will be disappointed if we are not able to continue to deliver financial results at or near the top of our 6 to 8 percent adjusted earnings per share compound annual growth rate range through 2021."

Florida Power & Light Company
NextEra Energy's principal rate-regulated electric utility subsidiary, Florida Power & Light Company (FPL), reported first-quarter 2018 net income of $484 million, or $1.02 per share, compared to $445 million, or $0.95 per share, for the prior-year quarter.

FPL's growth over the prior-year comparable quarter was primarily driven by continued investment in the business. For the first quarter of 2018, regulatory capital employed grew by approximately 12.9 percent over the prior-year comparable quarter. During the first quarter, FPL's average number of customers increased by approximately 53,000, or 1.1 percent, from the prior-year comparable period.

The company's major capital initiatives remain on track, including executing one of the largest solar expansions ever in the U.S. During the quarter, construction was completed on another four 74.5-megawatt (MW) solar energy centers on schedule and under budget. In total, eight solar energy centers have entered service this year, and they are projected to generate more than $100 million in total savings for FPL customers during their operating lifetime. FPL's Ten Year Site Plan filed with the Florida Public Service Commission (PSC) earlier this month included plans for more than 3,200 MW of additional solar projects across the state over the coming years.
During the quarter, FPL announced the creation of the largest combined solar-plus-storage project in operation in the U.S., another milestone in its long-term strategy of delivering affordable, reliable and clean energy to its customers. The company installed a 10-MW battery project with 40 MW-hours of storage capacity at the Babcock Ranch Solar Energy Center. Another battery storage system was recently deployed at the Citrus Solar Energy Center, representing the first large-scale application of DC-coupled batteries at a solar plant in the U.S. These are the first two projects under FPL's battery storage pilot program, which is expected to allow the company to further enhance the reliability and efficiency of its system and position FPL for future deployments as battery costs continue to decline over the coming years.
Construction on the state-of-the-art natural-gas-fueled FPL Okeechobee Clean Energy Center remains on schedule and on budget. The approximately 1,750-MW project, expected to begin operation in mid-2019, will be one of the cleanest, most efficient plants of its kind in the world. The FPL Dania Beach Clean Energy Center continues to progress through the regulatory approval process. The PSC unanimously approved FPL's determination of need petition for the approximately 1,200-MW facility, which will generate clean energy while producing an estimated $350 million in net savings for FPL customers over its operational life.
FPL also continues to make significant progress on the purchase of substantially all of the assets of the City of Vero Beach's municipal electric system, receiving approval for the transaction from the Orlando Utilities Commission and all 19 member cities on the Florida Municipal Power Agency Board. Pending PSC approval, this transaction would represent what the company believes is the first privatization of a vertically integrated electrical municipal utility in the U.S. in more than 25 years. It is reflective of FPL's collaborative efforts with the city, local and regional leaders, as well as other state authorities, to benefit Vero Beach's more than 34,000 customers with FPL's best-in-class customer value proposition of low bills, high reliability and outstanding customer service.
During the quarter, FPL began passing the benefits of tax reform back to its customers by immediately foregoing recovery of surcharges related to Hurricane Irma. As a result, FPL's average 1,000 kilowatt-hour residential bill was reduced by $3.35 per month beginning March 1 as the surcharge related to Hurricane Matthew rolled off. FPL's typical residential bill is now nearly 30 percent below the national average and the lowest among all of the Florida investor-owned utilities.
NextEra Energy Resources
NextEra Energy Resources, the competitive energy business of NextEra Energy, reported a first-quarter 2018 contribution to net income attributable to NextEra Energy on a GAAP basis of $3.926 billion, or $8.26 per share, compared to $476 million, or $1.01 per share, in the prior-year comparable quarter. On an adjusted basis, NextEra Energy Resources' earnings for the first-quarter of 2018 were $386 million, or $0.81 per share, compared to $357 million, or $0.76 per share, for the first quarter of 2017.

NextEra Energy Resources' contribution to first-quarter 2018 adjusted earnings per share increased $0.05, compared to the prior-year quarter. The business' results were primarily driven by lower income tax rates and an increase in contributions from existing generation assets and the gas infrastructure business. Partially offsetting the positive results was a decline in contributions from new investments.
During the first quarter, the NextEra Energy Resources team continued to execute on its backlog and pursue additional opportunities for contracted renewables development. Over the past few months, the team added 1,001 MW of new renewables projects to its backlog, including 667 MW of new wind projects and 334 MW of new solar projects. In addition, NextEra Energy Resources recently commissioned its first solar-plus-storage project, heralding the beginning of the next phase of renewables deployment that pairs low-cost wind and solar energy with a low-cost battery storage solution.

Construction began on the Mountain Valley Pipeline project during the first quarter and the 303-mile underground pipeline is expected to enter service in December 2018. Earlier this month, with project partner EQT Corporation, NextEra Energy Resources announced the Mountain Valley Pipeline Southgate project, a proposed expansion pipeline that will receive gas from the Mountain Valley Pipeline mainline in Virginia and extend south to new delivery points in North Carolina. The project, which is anchored by a firm capacity commitment from PSNC Energy, commenced a binding open season in order to provide additional market participants an opportunity to subscribe. As currently designed, the project has a targeted in-service date of the fourth quarter of 2020, subject to Federal Energy Regulatory Commission and other regulatory approvals.

Corporate and Other
On a GAAP basis, Corporate and Other earnings decreased $1.37 per share in the first quarter of 2018, compared to the prior-year comparable period. On an adjusted basis, Corporate and Other earnings increased $0.07 per share in the first quarter of 2018, compared to the prior-year comparable period.

Outlook
NextEra Energy continues to expect adjusted earnings per share to be in the range of $7.45 to $7.95 for 2018. The company also continues to expect a compound annual growth rate in adjusted earnings per share to be in a range of 6 to 8 percent through 2021, off a base at the midpoint of the 2018 range, or $7.70 per share.

Extension of dividend policy
As announced in February, the board of directors of NextEra Energy approved a two-year extension of the existing dividend policy of targeting 12 to 14 percent annual growth in dividends per share. This extension is expected to result in a growth rate in dividends per share of 12 to 14 percent per year through at least 2020, off a 2017 base of $3.93 per share. The board's extension of this policy reflects the continued strength of adjusted earnings and operating cash flow growth at NextEra Energy.
NextEra Energy's adjusted earnings expectations exclude the cumulative effect of adopting new accounting standards, the effect of non-qualifying hedges, the transitional impacts of tax reform, NextEra Energy Partners, LP net investment gains, as well as unrealized gains and losses on equity securities held in NextEra Energy Resources' nuclear decommissioning funds and OTTI, none of which can be determined at this time. Adjusted earnings expectations also exclude the operating results from the Spain solar projects and merger-related expenses. In addition, adjusted earnings expectations assume, among other things: normal weather and operating conditions; continued recovery of the national and the Florida economy; supportive commodity markets; current forward curves; public policy support for wind and solar development and construction; market demand and transmission expansion to support wind and solar development; market demand for pipeline capacity; access to capital at reasonable cost and terms; no divestitures other than to NextEra Energy Partners, LP or acquisitions; no adverse litigation decisions; and no changes to governmental tax policy or incentives. Please see the accompanying cautionary statements for a list of the risk factors that may affect future results.

As previously announced, NextEra Energy's first-quarter 2018 conference call is scheduled for 9 a.m. ET today. Also discussed during the call will be first-quarter 2018 financial results for NextEra Energy Partners, LP (NYSE: NEP). The listen-only webcast will be available on NextEra Energy's website by accessing the following link: www.NextEraEnergy.com/investors. The news release and slides accompanying the presentation may be downloaded at www.NextEraEnergy.com/investors, beginning at 7:30 a.m. ET today. A replay will be available for 90 days by accessing the same link as listed above.

This news release should be read in conjunction with the attached unaudited financial information.

NextEra Energy, Inc.
NextEra Energy, Inc. (NYSE: NEE) is a leading clean energy company with consolidated revenues of approximately $17.2 billion, operates approximately 46,790 megawatts of net generating capacity and employs approximately 14,000 people in 33 states and Canada as of year-end 2017. Headquartered in Juno Beach, Florida, NextEra Energy's principal subsidiaries are Florida Power & Light Company, which serves approximately 5 million customer accounts in Florida and is one of the largest rate-regulated electric utilities in the United States, and NextEra Energy Resources, LLC, which, together with its affiliated entities, is the world's largest operator of renewable energy from the wind and sun. Through its subsidiaries, NextEra Energy generates clean, emissions-free electricity from eight commercial nuclear power units in Florida, New Hampshire, Iowa and Wisconsin. A Fortune 200 company and included in the S&P 100 index, NextEra Energy has been recognized often by third parties for its efforts in sustainability, corporate responsibility, ethics and compliance, and diversity, and has been ranked No. 1 in the electric and gas utilities industry in Fortune's 2018 list of "World's Most Admired Companies." For more information about NextEra Energy companies, visit these websites: www.NextEraEnergy.com, www.FPL.com, www.NextEraEnergyResources.com.

###

Cautionary Statements and Risk Factors That May Affect Future Results

This news release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical facts, but instead represent the current expectations of NextEra Energy, Inc. (NextEra Energy) and Florida Power & Light Company (FPL) regarding future operating results and other future events, many of which, by their nature, are inherently uncertain and outside of NextEra Energy's and FPL's control. Forward-looking statements in this news release include, among others, statements concerning adjusted earnings per share expectations and future operating performance, and statements concerning future dividends. In some cases, you can identify the forward-looking statements by words or phrases such as “will,” “may result,” “expect,” “anticipate,” “believe,” “intend,” “plan,” “seek,” “potential,” “projection,” “forecast,” “predict,” “goals,” “target,” “outlook,” “should,” “would” or similar words or expressions. You should not place undue reliance on these forward-looking statements, which are not a guarantee of future performance. The future results of NextEra Energy and FPL and their business and financial condition are subject to risks and uncertainties that could cause their actual results to differ materially from those expressed or implied in the forward-looking statements, or may require them to limit or eliminate certain operations. These risks and uncertainties include, but are not limited to, the following: effects of extensive regulation of NextEra Energy's and FPL's business operations; inability of NextEra Energy and FPL to recover in a timely manner any significant amount of costs, a return on certain assets or a reasonable return on invested capital through base rates, cost recovery clauses, other regulatory mechanisms or otherwise; impact of political, regulatory and economic factors on regulatory decisions important to NextEra Energy and FPL; disallowance of cost recovery by FPL based on a finding of imprudent use of derivative instruments; effect of any reductions or modifications to, or elimination of, governmental incentives or policies that support utility scale renewable energy projects of NextEra Energy Resources, LLC and its affiliated entities (NextEra Energy Resources) or the imposition of additional tax laws, policies or assessments on renewable energy; impact of new or revised laws, regulations, interpretations or other regulatory initiatives on NextEra Energy and FPL; capital expenditures, increased operating costs and various liabilities attributable to environmental laws, regulations and other standards applicable to NextEra Energy and FPL; effects on NextEra Energy and FPL of federal or state laws or regulations mandating new or additional limits on the production of greenhouse gas emissions; exposure of NextEra Energy and FPL to significant and increasing compliance costs and substantial monetary penalties and other sanctions as a result of extensive federal regulation of their operations and businesses; effect on NextEra Energy and FPL of changes in tax laws, guidance or policies as well as in judgments and estimates used to determine tax-related asset and liability amounts; impact on NextEra Energy and FPL of adverse results of litigation; effect on NextEra Energy and FPL of failure to proceed with projects under development or inability to complete the construction of (or capital improvements to) electric generation, transmission and distribution facilities, gas infrastructure facilities or other facilities on schedule or within budget; impact on development and operating activities of NextEra Energy and FPL resulting from risks related to project siting, financing, construction, permitting, governmental approvals and the negotiation of project development agreements; risks involved in the operation and maintenance of electric generation, transmission and distribution facilities, gas infrastructure facilities and other facilities; effect on NextEra Energy and FPL of a lack of growth or slower growth in the number of customers or in customer usage; impact on NextEra Energy and FPL of severe weather and other weather conditions; threats of terrorism and catastrophic events that could result from terrorism, cyber attacks or other attempts to disrupt NextEra Energy's and FPL's business or the businesses of third parties; inability to obtain adequate insurance coverage for protection of NextEra Energy and FPL against significant losses and risk that insurance coverage does not provide protection against all significant losses; a prolonged period of low gas and oil prices could impact NextEra Energy Resources’ gas infrastructure business and cause NextEra Energy Resources to delay or cancel certain gas infrastructure projects and for certain existing projects to be impaired; risk to NextEra Energy Resources of increased operating costs resulting from unfavorable supply costs necessary to provide NextEra Energy Resources' full energy and capacity requirement services; inability or failure by NextEra Energy Resources to manage properly or hedge effectively the commodity risk within its portfolio; effect of reductions in the liquidity of energy markets on NextEra Energy's ability to manage operational risks; effectiveness of NextEra Energy's and FPL's risk management tools associated with their hedging and trading procedures to protect against significant losses, including the effect of unforeseen price variances from historical behavior; impact of unavailability or disruption of power transmission or commodity transportation facilities on sale and delivery of power or natural gas by FPL and NextEra Energy Resources; exposure of NextEra Energy and FPL to credit and performance risk from customers, hedging counterparties and vendors; failure of NextEra Energy or FPL counterparties to perform under derivative contracts or of requirement for NextEra Energy or FPL to post margin cash collateral under derivative contracts; failure or breach of NextEra Energy's or FPL's information technology systems; risks to NextEra Energy and FPL's retail businesses from compromise of sensitive customer data; losses from volatility in the market values of derivative instruments and limited liquidity in OTC markets; impact of negative publicity; inability of NextEra Energy and FPL to maintain, negotiate or renegotiate acceptable franchise agreements with municipalities and counties in Florida; occurrence of work strikes or stoppages and increasing personnel costs; NextEra Energy's ability to successfully identify, complete and integrate acquisitions, including the effect of increased competition for acquisitions; environmental, health and financial risks associated with NextEra Energy Resources’ and FPL's ownership and operation of nuclear generation facilities; liability of NextEra Energy and FPL for significant retrospective assessments and/or retrospective insurance premiums in the event of an incident at certain nuclear generation facilities; increased operating and capital expenditures and/or result in reduced revenues at nuclear generation facilities of NextEra Energy or FPL resulting from orders or new regulations of the Nuclear Regulatory Commission; inability to operate any of NextEra Energy Resources' or FPL's owned nuclear generation units through the end of their respective operating licenses; effect of disruptions, uncertainty or volatility in the credit and capital markets on NextEra Energy's and FPL's ability to fund their liquidity and capital needs and meet their growth objectives; inability of NextEra Energy, FPL and NextEra Energy Capital Holdings, Inc. to maintain their current credit ratings; impairment of NextEra Energy's and FPL's liquidity from inability of credit providers to fund their credit commitments or to maintain their current credit ratings; poor market performance and other economic factors that could affect NextEra Energy's defined benefit pension plan's funded status; poor market performance and other risks to the asset values of NextEra Energy's and FPL's nuclear decommissioning funds; changes in market value and other risks to certain of NextEra Energy's investments; effect of inability of NextEra Energy subsidiaries to pay upstream dividends or repay funds to NextEra Energy or of NextEra Energy's performance under guarantees of subsidiary obligations on NextEra Energy's ability to meet its financial obligations and to pay dividends on its common stock; the fact that the amount and timing of dividends payable on NextEra Energy's common stock, as well as the dividend policy approved by NextEra Energy's board of directors from time to time, and changes to that policy, are within the sole discretion of NextEra Energy's board of directors and, if declared and paid, dividends may be in amounts that are less than might be expected by shareholders; NEP’s inability to access sources of capital on commercially reasonable terms could have an effect on its ability to consummate future acquisitions and on the value of NextEra Energy’s limited partner interest in NextEra Energy Operating Partners, LP; and effects of disruptions, uncertainty or volatility in the credit and capital markets on the market price of NextEra Energy's common stock. NextEra Energy and FPL discuss these and other risks and uncertainties in their annual report on Form 10-K for the year ended December 31, 2017 and other SEC filings, and this news release should be read in conjunction with such SEC filings made through the date of this news release. The forward-looking statements made in this news release are made only as of the date of this news release and NextEra Energy and FPL undertake no obligation to update any forward-looking statements.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

			Preliminary
Three Months Ended March 31, 2018	Florida Power & Light	NEER	Corporate & Other(1)	NextEra Energy, Inc.
Operating Revenues	$2,620	$1,247	$(4)	$3,863
Operating Expenses (Income)
Fuel, purchased power and interchange	712	138	(31)	819
Other operations and maintenance	347	381	49	777
Depreciation and amortization	545	294	18	857
Losses (gains) on disposal of a business/assets - net	(1)	(17)	2	(16)
Taxes other than income taxes and other - net	309	65	5	379
Total operating expenses (income) - net	1,912	861	43	2,816
Operating Income (Loss)	708	386	(47)	1,047
Other Income (Deductions)
Interest expense	(134)	(85)	(7)	(226)
Equity in earnings of equity method investees	—	176	21	197
Allowance for equity funds used during construction	21	—	1	22
Interest income	1	16	1	18
Gain on NEP deconsolidation	—	3,935	—	3,935
Gains on disposal of investments and other property - net	—	50	—	50
Change in unrealized losses on equity securities held in NEER's nuclear decommissioning funds - net	—	(20)	—	(20)
Other net periodic benefit income	—	—	51	51
Other - net	—	7	(1)	6
Total other income (deductions) - net	(112)	4,079	66	4,033
Income before Income Taxes	596	4,465	19	5,080
Income Tax Expense	112	1,136	1	1,249
Net Income	484	3,329	18	3,831
Net (Income) Loss Attributable to Noncontrolling Interests	—	597	—	597
Net Income Attributable to NextEra Energy, Inc.	$484	$3,926	$18	$4,428
Reconciliation of Net Income Attributable to NextEra Energy, Inc. to Adjusted Earnings:
Net Income Attributable to NextEra Energy, Inc.	$484	$3,926	$18	$4,428
Adjustments(2):
Net losses (gains) associated with non-qualifying hedges(3)	—	(125)	1	(124)
Change in unrealized losses on equity securities held in NEER's nuclear decommissioning funds and OTTI - net(4)	—	18	—	18
Tax reform-related(5)	—	(624)	5	(619)
NEP investment gains - net(6)	—	(3,902)	—	(3,902)
Operating loss (income) of Spain solar projects(7)	—	6	—	6
Less related income tax expense (benefit)	—	1,087	25	1,112
Adjusted Earnings	$484	$386	$49	$919
Earnings Per Share Attributable to NextEra Energy, Inc. (assuming dilution)(8)	$1.02	$8.26	$0.04	$9.32
Adjustments(2):
Net losses (gains) associated with non-qualifying hedges(3)	—	(0.26)	—	(0.26)
Change in unrealized losses on equity securities held in NEER's nuclear decommissioning funds and OTTI - net(4)	—	0.04	—	0.04
Tax reform-related(5)	—	(1.30)	0.01	(1.29)
NEP investment gains - net(6)	—	(8.23)	—	(8.23)
Operating loss (income) of Spain solar projects(7)	—	0.01	—	0.01
Less related income tax expense (benefit)	—	2.29	0.06	2.35
Adjusted Earnings Per Share	$1.02	$0.81	$0.11	$1.94
Weighted-average shares outstanding (assuming dilution)				474
—————————————
(1) Corporate & Other represents other business activities, consolidating income tax adjustments and eliminating entries, and may include the net effect of rounding. Corporate & Other allocates a portion of corporate interest expense to NEER. Interest expense is allocated based on a deemed capital structure of 70% debt and, for purposes of allocating corporate interest expense, differential membership interests sold by NEER subsidiaries are included with debt. Residual corporate interest expense is included in Corporate & Other.

(2) Adjustments are presented on a pretax basis.
(3) After tax impact on adjusted earnings by segment is $0, ($93), $5, ($88) or $0.00, ($0.21), $0.01, ($0.20) per share, respectively.
(4) After tax impact on adjusted earnings by segment is $0, $13, ($2), $11 or $0.00, $0.03, $0.00, $0.03 per share, respectively.
(5) After tax impact on adjusted earnings by segment is $0, ($467), $2, ($465) or $0.00, ($0.96), $0.00, ($0.96) per share, respectively.
(6) After tax impact on adjusted earnings by segment is $0, ($2,999), $26, ($2,973) or $0.00, ($6.32), $0.06, ($6.26) per share, respectively.
(7) After tax impact on adjusted earnings is $6 or $0.01 per share.
(8) Adjusted for the impact of dilutive securities at NEP.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

			Preliminary
Three Months Ended March 31, 2017	Florida Power & Light	NEER	Corporate & Other(1)(2)	NextEra Energy, Inc.
Operating Revenues	$2,527	$1,424	$21	$3,972
Operating Expenses (Income)
Fuel, purchased power and interchange	768	145	(14)	899
Other operations and maintenance	371	412	55	838
Depreciation and amortization	273	340	6	619
Losses (gains) on disposal of a business/assets - net	(1)	(1)	(1,098)	(1,100)
Taxes other than income taxes and other - net	305	35	14	354
Total operating expenses (income) - net	1,716	931	(1,037)	1,610
Operating Income (Loss)	811	493	1,058	2,362
Other Income (Deductions)
Interest expense	(119)	(190)	(51)	(360)
Benefits associated with differential membership interests - net	—	125	—	125
Equity in earnings of equity method investees	—	26	5	31
Allowance for equity funds used during construction	16	6	—	22
Interest income	—	18	1	19
Gains on disposal of investments and other property - net	—	30	15	45
Other net periodic benefit income	—	—	43	43
Other - net	—	6	(27)	(21)
Total other income (deductions) - net	(103)	21	(14)	(96)
Income before Income Taxes	708	514	1,044	2,266
Income Tax Expense	263	30	382	675
Net Income	445	484	662	1,591
Net (Income) Loss Attributable to Noncontrolling Interests	—	(8)	—	(8)
Net Income Attributable to NextEra Energy, Inc.	$445	$476	$662	$1,583
Reconciliation of Net Income Attributable to NextEra Energy, Inc. to Adjusted Earnings:
Net Income Attributable to NextEra Energy, Inc.	$445	$476	$662	$1,583
Adjustments(3):
Net losses (gains) associated with non-qualifying hedges(4)	—	(201)	28	(173)
Gains on disposal of a business/assets(5)	—	—	(1,096)	(1,096)
Operating loss (income) of Spain solar projects(6)	—	8	—	8
Merger-related expenses(7)	—	—	34	34
Less related income tax expense (benefit)	—	74	390	464
Adjusted Earnings	$445	$357	$18	$820
Earnings Per Share Attributable to NextEra Energy, Inc. (assuming dilution)(7)	$0.95	$1.01	$1.41	$3.37
Adjustments(2):
Net losses (gains) associated with non-qualifying hedges(4)	—	(0.43)	0.06	(0.37)
Gains on disposal of a business/assets(5)	—	—	(2.33)	(2.33)
Operating loss (income) of Spain solar projects(6)	—	0.02	—	0.02
Merger-related expenses(7)	—	—	0.07	0.07
Less related income tax expense (benefit)	—	0.16	0.83	0.99
Adjusted Earnings Per Share	$0.95	$0.76	$0.04	$1.75
Weighted-average shares outstanding (assuming dilution)				470
—————————————
(1) Corporate & Other represents other business activities, consolidating income tax adjustments and eliminating entries, and may include the net effect of rounding. Corporate & Other allocates a portion of corporate interest expense to NEER. Interest expense is allocated based on a deemed capital structure of 70% debt and, for purposes of allocating corporate interest expense, differential membership interests sold by NEER subsidiaries are included with debt. Residual corporate interest expense is included in Corporate & Other.

(2) Prior period amounts have been retrospectively adjusted for an accounting standards update related to the presentation of retirement benefits.
(3) Adjustments are presented on a pretax basis.
(4) After tax impact on adjusted earnings by segment is $0, ($127), $18, ($109), respectively, or $0, ($0.27), $0.04, ($0.23) per share.
(5) After tax impact on adjusted earnings is ($685) or ($1.46) per share.
(6) After tax impact on adjusted earnings is $8 or $0.02 per share.
(7) After tax impact on adjusted earnings is $23 or $0.05 per share.

NextEra Energy, Inc.
Condensed Consolidated Balance Sheets
(millions)
(unaudited)

			Preliminary
March 31, 2018	FPL	NEER	Corporate and Other(1)	NextEra Energy
Property, Plant and Equipment
Electric plant in service and other property	$48,284	$30,323	$1,004	$79,611
Nuclear fuel	1,228	606	—	1,834
Construction work in progress	3,280	3,341	49	6,670
Accumulated depreciation and amortization	(13,025)	(7,765)	(129)	(20,919)
Total property, plant and equipment - net	39,767	26,505	924	67,196
Current Assets
Cash and cash equivalents	26	326	198	550
Customer receivables, net of allowances	922	940	19	1,881
Other receivables	334	890	(716)	508
Materials, supplies and fossil fuel inventory	811	394	—	1,205
Regulatory assets	313	—	1	314
Derivatives	2	576	(1)	577
Other	224	353	—	577
Total current assets	2,632	3,479	(499)	5,612
Other Assets
Special use funds	4,139	1,896	—	6,035
Investment in equity method investees	—	6,591	183	6,774
Prepaid benefit costs	1,371	—	88	1,459
Regulatory assets	2,372	9	216	2,597
Derivatives	—	1,392	49	1,441
Other	614	2,299	257	3,170
Total other assets	8,496	12,187	793	21,476
Total Assets	$50,895	$42,171	$1,218	$94,284
Capitalization
Common stock	$1,373	$—	$(1,368)	$5
Additional paid-in capital	9,141	10,268	(9,711)	9,698
Retained earnings	7,853	16,451	(1,123)	23,181
Accumulated other comprehensive income (loss)	—	(115)	(63)	(178)
Total common shareholders' equity	18,367	26,604	(12,265)	32,706
Noncontrolling interests	—	3,287	—	3,287
Total equity	18,367	29,891	(12,265)	35,993
Long-term debt	11,803	4,811	11,448	28,062
Total capitalization	30,170	34,702	(817)	64,055
Current Liabilities
Commercial paper	1,561	—	1,403	2,964
Other short-term debt	—	5	—	5
Current maturities of long-term debt	93	430	645	1,168
Accounts payable	782	1,125	(159)	1,748
Customer deposits	446	3	1	450
Accrued interest and taxes	397	290	9	696
Derivatives	2	420	28	450
Accrued construction-related expenditures	229	564	4	797
Regulatory liabilities	332	—	14	346
Other	488	349	118	955
Total current liabilities	4,330	3,186	2,063	9,579
Other Liabilities and Deferred Credits
Asset retirement obligations	2,072	927	(1)	2,998
Deferred income taxes	5,077	2,355	(425)	7,007
Regulatory liabilities	8,795	—	121	8,916
Derivatives	—	439	30	469
Other	451	562	247	1,260
Total other liabilities and deferred credits	16,395	4,283	(28)	20,650
Commitments and Contingencies
Total Capitalization and Liabilities	$50,895	$42,171	$1,218	$94,284
—————————————
(1) Corporate & Other represents other business activities, consolidating income tax adjustments and eliminating entries, and may include the net effect of rounding. Corporate & Other allocates a portion of corporate interest expense to NEER. Interest expense is allocated based on a deemed capital structure of 70% debt and, for purposes of allocating corporate interest expense, differential membership interests sold by NEER subsidiaries are included with debt. Residual corporate interest expense is included in Corporate & Other.

NextEra Energy, Inc.
Condensed Consolidated Balance Sheets
(millions)
(unaudited)

			Preliminary
December 31, 2017	Florida Power & Light	NEER	Corporate & Other(1)	NextEra Energy, Inc.
Property, Plant and Equipment
Electric plant in service and other property	$47,167	$37,182	$988	$85,337
Nuclear fuel	1,192	575	—	1,767
Construction work in progress	3,623	3,010	46	6,679
Accumulated depreciation and amortization	(12,802)	(8,452)	(113)	(21,367)
Total property, plant and equipment - net	39,180	32,315	921	72,416
Current Assets
Cash and cash equivalents	33	743	938	1,714
Customer receivables, net of allowances	1,073	1,127	20	2,220
Other receivables	160	814	(457)	517
Materials, supplies and fossil fuel inventory	840	433	—	1,273
Regulatory assets	335	—	1	336
Derivatives	2	484	3	489
Other	241	366	1	608
Total current assets	2,684	3,967	506	7,157
Other Assets
Special use funds	4,090	1,913	—	6,003
Investment in equity method investees	—	2,153	168	2,321
Prepaid benefit costs	1,351	—	76	1,427
Regulatory assets	2,249	9	211	2,469
Derivatives	—	1,304	11	1,315
Other	690	3,888	141	4,719
Total other assets	8,380	9,267	607	18,254
Total Assets	$50,244	$45,549	$2,034	$97,827
Capitalization
Common stock	$1,373	$—	$(1,368)	$5
Additional paid-in capital	8,291	7,936	(7,127)	9,100
Retained earnings	7,376	12,244	(628)	18,992
Accumulated other comprehensive income (loss)	—	162	(51)	111
Total common shareholders' equity	17,040	20,342	(9,174)	28,208
Noncontrolling interests	—	1,290	—	1,290
Total equity	17,040	21,632	(9,174)	29,498
Long-term debt	11,236	9,616	10,611	31,463
Total capitalization	28,276	31,248	1,437	60,961
Current Liabilities
Commercial paper	1,687	—	—	1,687
Other short-term debt	250	5	—	255
Current maturities of long-term debt	466	565	645	1,676
Accounts payable	893	2,385	(43)	3,235
Customer deposits	445	3	—	448
Accrued interest and taxes	439	374	(191)	622
Derivatives	2	341	21	364
Accrued construction-related expenditures	300	729	4	1,033
Regulatory liabilities	333	—	13	346
Other	982	483	101	1,566
Total current liabilities	5,797	4,885	550	11,232
Other Liabilities and Deferred Credits
Asset retirement obligations	2,047	984	—	3,031
Deferred income taxes	5,005	1,120	(371)	5,754
Regulatory liabilities	8,642	—	123	8,765
Derivatives	—	494	41	535
Deferral related to differential membership interests	—	5,403	—	5,403
Other	477	1,415	254	2,146
Total other liabilities and deferred credits	16,171	9,416	47	25,634
Commitments and Contingencies
Total Capitalization and Liabilities	$50,244	$45,549	$2,034	$97,827
—————————————
(1) Corporate & Other represents other business activities, consolidating income tax adjustments and eliminating entries, and may include the net effect of rounding. Corporate & Other allocates a portion of corporate interest expense to NEER. Interest expense is allocated based on a deemed capital structure of 70% debt and, for purposes of allocating corporate interest expense, differential membership interests sold by NEER subsidiaries are included with debt. Residual corporate interest expense is included in Corporate & Other.

NextEra Energy, Inc.
Condensed Consolidated Statements of Cash Flows
(millions)
(unaudited)

			Preliminary
Three Months Ended March 31, 2018	Florida Power & Light	NEER	Corporate & Other(1)	NextEra Energy, Inc.
Cash Flows From Operating Activities
Net income	$484	$3,329	$18	$3,831
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	545	294	18	857
Nuclear fuel and other amortization	40	23	4	67
Unrealized gains on marked to market derivative contracts - net	—	(157)	(36)	(193)
Foreign currency transaction losses	—	—	38	38
Deferred income taxes	265	1,193	(187)	1,271
Cost recovery clauses and franchise fees	(47)	—	—	(47)
Acquisition of purchased power agreement	(52)	—	—	(52)
Losses (gains) on disposal of a business/assets - net	(1)	(67)	2	(66)
Gain on NEP deconsolidation	—	(3,935)	—	(3,935)
Other - net	(7)	(78)	(1)	(86)
Changes in operating assets and liabilities:
Current assets	(51)	84	204	237
Noncurrent assets	(20)	9	(11)	(22)
Current liabilities	(512)	(259)	181	(590)
Noncurrent liabilities	(56)	28	8	(20)
Net cash provided by operating activities	588	464	238	1,290
Cash Flows From Investing Activities
Capital expenditures of FPL	(1,166)	—	—	(1,166)
Independent power and other investments of NEER	—	(2,300)	—	(2,300)
Nuclear fuel purchases	(37)	(72)	(1)	(110)
Other capital expenditures and other investments	—	—	(12)	(12)
Proceeds from sale or maturity of securities in special use funds and other investments	430	448	41	919
Purchases of securities in special use funds and other investments	(534)	(457)	(48)	(1,039)
Other - net	19	10	12	41
Net cash provided used in investing activities	(1,288)	(2,371)	(8)	(3,667)
Cash Flows From Financing Activities
Issuances of long-term debt	1,000	—	804	1,804
Retirements of long-term debt	(787)	(150)	(5)	(942)
Net change in commercial paper	(126)	—	1,403	1,277
Repayments of other short-term debt	(250)	—	—	(250)
Issuances of common stock - net	—	—	7	7
Dividends on common stock	—	—	(523)	(523)
Dividends & capital distributions from (to) parent - net	850	1,768	(2,618)	—
Other - net	(19)	(6)	(37)	(62)
Net cash provided by (used in) financing activities	668	1,612	(969)	1,311
Effects of currency translation on cash, cash equivalents and restricted cash	—	(9)	—	(9)
Net decrease in cash, cash equivalents and restricted cash	(32)	(304)	(739)	(1,075)
Cash, cash equivalents and restricted cash at beginning of period	174	871	938	1,983
Cash, cash equivalents and restricted cash at end of period	$142	$567	$199	$908
—————————————
(1) Corporate & Other represents other business activities, consolidating income tax adjustments and eliminating entries, and may include the net effect of rounding. Corporate & Other allocates a portion of corporate interest expense to NEER. Interest expense is allocated based on a deemed capital structure of 70% debt and, for purposes of allocating corporate interest expense, differential membership interests sold by NEER subsidiaries are included with debt. Residual corporate interest expense is included in Corporate & Other.

NextEra Energy, Inc.
Condensed Consolidated Statements of Cash Flows(1)
(millions)
(unaudited)

			Preliminary
Three Months Ended March 31, 2017	Florida Power & Light	NEER	Corporate & Other(2)	NextEra Energy, Inc.
Cash Flows From Operating Activities
Net income	$445	$484	$662	$1,591
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	273	340	6	619
Nuclear fuel and other amortization	49	19	4	72
Unrealized losses (gains) on marked to market derivative contracts - net	—	(170)	1	(169)
Foreign currency transaction losses	—	—	28	28
Deferred income taxes	275	277	13	565
Cost recovery clauses and franchise fees	16	—	—	16
Acquisition of purchased power agreement	(259)	—	—	(259)
Gains on disposal of a business/assets - net	(1)	(31)	(1,113)	(1,145)
Recoverable storm-related costs	(90)	—	—	(90)
Other - net	138	(122)	53	69
Changes in operating assets and liabilities:
Current assets	29	(184)	191	36
Noncurrent assets	(145)	(15)	(10)	(170)
Current liabilities	81	(186)	366	261
Noncurrent liabilities	(42)	57	(181)	(166)
Net cash provided by operating activities	769	469	20	1,258
Cash Flows From Investing Activities
Capital expenditures of FPL	(1,687)	—	—	(1,687)
Independent power and other investments of NEER	—	(3,337)	—	(3,337)
Nuclear fuel purchases	(79)	(50)	—	(129)
Other capital expenditures and other investments	—	—	(26)	(26)
Proceeds from sale of the fiber-optic telecommunications business	—	—	1,484	1,484
Proceeds from sale or maturity of securities in special use funds and other investments	493	191	51	735
Purchases of securities in special use funds and other investments	(519)	(200)	(85)	(804)
Other - net	65	28	1	94
Net cash provided by (used in) investing activities	(1,727)	(3,368)	1,425	(3,670)
Cash Flows From Financing Activities
Issuances of long-term debt	200	489	—	689
Retirements of long-term debt	(35)	(132)	(381)	(548)
Net change in commercial paper	956	—	1,085	2,041
Proceeds from other short-term debt	200	—	—	200
Issuances of common stock - net	—	—	7	7
Dividends on common stock	—	—	(460)	(460)
Dividends & capital distributions from (to) parent - net	(400)	2,651	(2,251)	—
Other - net	11	(220)	(37)	(246)
Net cash provided by (used in) financing activities	932	2,788	(2,037)	1,683
Net decrease in cash, cash equivalents and restricted cash	(26)	(111)	(592)	(729)
Cash, cash equivalents and restricted cash at beginning of period	153	720	656	1,529
Cash, cash equivalents and restricted cash at end of period	$127	$609	$64	$800
—————————————
(1) Amounts have been retrospectively adjusted to reflect the adoption of an accounting standards update which requires that restricted cash be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the consolidated statements of cash flows.

(2) Corporate & Other represents other business activities, consolidating income tax adjustments and eliminating entries, and may include the net effect of rounding. Corporate & Other allocates a portion of corporate interest expense to NEER. Interest expense is allocated based on a deemed capital structure of 70% debt and, for purposes of allocating corporate interest expense, differential membership interests sold by NEER subsidiaries is included with debt. Residual corporate interest expense is included in Corporate & Other.

NextEra Energy, Inc.
Earnings Per Share Contributions
(assuming dilution)
(unaudited)

Preliminary
First Quarter
2017 Earnings Per Share Attributable to NextEra Energy, Inc.	$3.37

Florida Power & Light - 2017 Earnings Per Share	$0.95
New investment growth	0.08
Allowance for funds used during construction	0.01
Other and share dilution	(0.02)
Florida Power & Light - 2018 Earnings Per Share	$1.02

NEER - 2017 Earnings Per Share Attributable to NextEra Energy, Inc.	$1.01
New investments	(0.17)
Existing assets	0.06
Gas infrastructure	0.06
Customer supply and proprietary power & gas trading	0.01
Asset sales	0.07
Non-qualifying hedges impact	(0.06)
Tax reform-related	0.96
NEP investment gains - net (see related tax effects in Corporate and Other below)	6.32
Spain operating results	0.01
Change in unrealized losses on securities held in NEER's nuclear decommissioning funds and OTTI - net	(0.03)
Interest and other general and administrative expenses	(0.11)
Income tax rate reduction	0.12
Other, including share dilution	0.01
NEER - 2018 Earnings Per Share Attributable to NextEra Energy, Inc.	$8.26

Corporate and Other - 2017 Earnings Per Share	$1.41
Non-qualifying hedges impact	0.03
Gain on disposal of a business/assets - net (including consolidating tax effects)	(1.46)
NEP investment gains - net	(0.06)
Merger-related expenses	0.05
Other, including interest expense, interest income and consolidating income tax benefits or expenses and share dilution	0.07
Corporate and Other - 2018 Earnings (Loss) Per Share	$0.04

2018 Earnings Per Share Attributable to NextEra Energy, Inc.	$9.32
________________________

Corporate & Other represents other business activities, consolidating income tax adjustments and eliminating entries, and may include the net effect of rounding. Corporate & Other allocates a portion of corporate interest expense to NEER. Interest expense is allocated based on a deemed capital structure of 70% debt and, for purposes of allocating corporate interest expense, differential membership interests sold by NEER subsidiaries are included with debt.  Residual corporate interest expense is included in Corporate & Other.